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                                   EXHIBIT 23

                        INDEPENDENT ACCOUNTANTS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-16279, 333-52475 and 333-52477 of Escalade, Incorporated (Company) on Form S-8 of our report dated February 3, 2004 on the consolidated financial statements of the Company appearing in the Company's Annual Report on Form 10-K for the year ended December 27, 2003.

BKD, LLP
Evansville, Indiana
March 10, 2004


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